UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT (Date of earliest event reported): June 30, 2005
DOLLAR FINANCIAL CORP. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Dollar Financial Corp., a Delaware corporation (the “Company”), approved the acceleration of all vesting conditions of all unvested options to purchase Company Common Stock (the “Stock Options”) held by current directors and employees of the Company, including executive officers of the Company (the “Acceleration”). The Acceleration was effective on June 30, 2005. The Stock Options have an exercise price of either $16.00 or $11.70 per share and vested at the rate of 20% per year. The closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market on June 29, 2005, the last trading day before the Board approved the Acceleration, was $10.15.

All other terms of, and conditions applicable to, the Stock Options, including the exercise prices and the number of shares subject to the Stock Options, were unchanged; provided, however, to the extent that either or both of Jeffrey A. Weiss, the Chairman of the Board and our Chief Executive Officer, and Donald Gayhardt, our President, elect to exercise their right to purchase shares of Company Common Stock pursuant to a Stock Option, the Board imposed, and Messers. Weiss and Gayhardt agreed to, a restriction that such shares may not be sold until certain time based restrictions have lapsed. The time based restrictions will lapse with respect to one-third of the shares subject to the Stock Options on each of the first, second and third anniversaries of the Acceleration. The letter agreements reflecting these restrictions are attached as exhibits to this Form 8-K.

The decision to approve the Acceleration was made in order to avoid recognizing compensation cost in future Company financial statements upon the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123R”), which when adopted by the Company will require all share-based payments to employees, including grants of employee stock options, to be recognized on the Company’s financial statements based on their fair values. FAS 123R will become effective as to the Company beginning on July 1, 2005, the first day of the Company’s 2006 fiscal year. The Company currently accounts for its stock options under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. Under APB 25, because the exercise price of the Company’s employee stock options equals the estimated market price of the underlying stock on the date of the grant, no compensation expense had been recognized.

The Company will report the Stock Option related compensation expense in the fiscal year 2005 financial statements as part of stock compensation expense in the pro forma footnote disclosures of earnings per share using the methodology of SFAS 123, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

The following table summarizes the Stock Options held by Company directors and/ or executive officers which were subject to the Acceleration:

Name, Title	Number of Shares Issuable Under Stock Options	Exercise Price
David Golub, Director	7,500 7,500	$16.00 $11.70
David Jessick, Director	7,500 7,500	$16.00 $11.70
Luke Johnson, Director	7,500 7,500	$16.00 $11.70
Jeffrey Weiss, Chief Executive Officer and Chairman of the Board	210,283 210,283	$16.00 $11.70
Donald Gayhardt, President	172,050 172,050	$16.00 $11.70
Randy Underwood, Executive Vice President and Chief Financial Officer	25,000 25,000	$16.00 $11.70
William Athas, Vice President- Finance	2,500 2,500	$16.00 $11.70
Cyril Means III, Vice President- General Counsel	1,500 1,500	$16.00 $11.70
Peter J. Sokolowski, Vice President – Chief Credit Officer	2,500 2,500	$16.00 $11.70
Melissa Holmes Soper, Vice President- Human Resources	3,750 3,750	$16.00 $11.70
Sydney Franchuk, Senior Vice President and President – North American Operations	7,500 7,500	$16.00 $11.70
Cameron Heatherington, Senior Vice President and President – International Operations	2,500 2,500	$16.00 $11.70
Ira Distenfield, Senior Vice President	0 0	$16.00 $11.70

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Letter Agreement dated June 30, 2005 between the Company and Jeffrey A. Weiss.
10.2	Letter Agreement dated June 30, 2005 between the Company and Donald Gayhardt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: July 7, 2005	By:/s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated June 30, 2005 between the Company and Jeffrey A. Weiss.
10.2	Letter Agreement dated June 30, 2005 between the Company and Donald Gayhardt.